Exhibit 10.1

GOVERNANCE AGREEMENT

           This GOVERNANCE AGREEMENT (this “Agreement”), dated as of January 16, 2009, is made by and among GMAC LLC, a Delaware limited liability company (the “Company”), FIM Holdings LLC, a Delaware limited liability company (“FIM”), GM Finance Co. Holdings LLC, a Delaware limited liability company (“GM”), the United States Department of the Treasury (the “Treasury”) and any person who after the date hereof executes a joinder to this Agreement substantially in the form attached hereto as Exhibit A.

           WHEREAS, each of FIM and GM owns Common Membership Interests in the Company pursuant to that certain Second Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of December 31, 2008 (the “LLC Agreement”);

           WHEREAS, it is anticipated that on or prior to the Board Effective Date (as defined below), GM, GM Preferred Finance Co. Holdings LLC (“GM Preferred”) or their applicable Affiliates will transfer Membership Interests held by them to two trusts, one with a trustee selected by the Treasury (the “UST Trust”), and the second with a trustee selected by GM or its Affiliates (the “GM Trust”);

           WHEREAS, each of FIM, GM, the Company and GM Preferred are party to that certain letter agreement (the “Letter Agreement”), dated as of December 29, 2008, in which the parties thereto set forth their mutual understanding with the Treasury with respect to the composition of the board of managers of the Company (the “Board”) relating to the Company’s participation in the Treasury’s Troubled Asset Relief Program established under the Emergency Economic Stabilization Act of 2008 and the Company’s application to become a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended; and

           WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of establishing the composition of the Board of the Company, effective as of March 24, 2009 or such earlier date as may be agreed to by all parties hereto (the “Board Effective Date”).

           NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

           1.           Defined Terms.   Capitalized terms used, but not defined, herein shall have the meanings set forth in the LLC Agreement.

           2.           The Board of Managers.   Each of FIM and GM and any party that executes a joinder to this Agreement (including the Trustee (as defined below)) pursuant to Section 3(e) shall vote or shall cause to be voted (including causing the trustee(s) of any trust formed by any party to hold Common Membership Interests of the Company to vote in accordance with this Agreement, which, in the case of GM with respect to so causing the trustee(s), shall be satisfied by the actions required to be taken by GM pursuant to the last sentence of Section 3(e)) all voting interests of the Company over which such party has direct or indirect voting control, and shall take all other necessary or desirable lawful actions within such party’s control (whether in such party’s capacity as a holder of Common Membership Interests, manager, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable lawful actions within its control (including, without limitation, calling special board and Common Holder meetings), so that:

     (a)  Board Composition. As of and after the Board Effective Date:

          (i)  the authorized number of Managers constituting the Board shall be seven (which number may be increased from time to time (by increasing the number of independent directors only) by (i) for so long as the UST Trust is entitled to designate two Managers pursuant to Section 2(a)(ii)(B) below, a majority vote of the Managers designated pursuant to Sections 2(a)(ii)(A), (B) and (C) (which majority must include at least one designee of the Trustee), (ii) for so long as the UST Trust is entitled to designate only one Manager pursuant to Section 2(a)(ii)(B) below, a majority vote of the full Board (which majority must include at least one designee of the Trustee) and (iii) following such time as the UST Trust is no longer entitled to designate a Manager pursuant to Section 2(a)(ii)(B) below, a majority vote of the full Board);

          (ii)  the following persons shall be elected to the Board:

               (A)  one Manager designated (1) by FIM or (2) after either (x) the transfer by FIM of more than fifty percent (50%) of the Common Membership Interests held by FIM as of the date hereof to its members or (y) the liquidation of FIM, by Affiliates of Cerberus Capital Management, L.P., in all cases for so long as FIM or such Affiliates collectively hold at least 5% of the then outstanding Common Membership Interests of the Company;

               (B)   two Managers designated by the trustee(s) (the “Trustee”) of the UST Trust, for so long as the UST Trust holds, including as collateral for certain debt obligations of GM to the Treasury, at least 50% of the Common Membership Interests originally deposited into the UST Trust. Thereafter, the Trustee shall be entitled to designate one Manager for so long as the UST Trust holds at least 5% of the then outstanding Common Membership Interests of the Company;

               (C)  the Chief Executive Officer of the Company; and

               (D)  three (or such larger amount in accordance with Section 2(a)(i) above) Independent Managers, to be appointed by (i) for so long as the UST Trust is entitled to designate two Managers pursuant to Section 2(a)(ii)(B) above a majority vote of the Managers designated pursuant to Sections 2(a)(ii)(A), (B) and (C) (which majority must include at least one designee of the Trustee), (ii) for so long as the UST Trust is entitled to designate only one Manager pursuant to Section 2(a)(ii)(B) above, a majority vote of the full Board (which majority must include at least one designee of the Trustee), and (iii) following such time as the UST Trust is no longer entitled to designate a Manager pursuant to Section 2(a)(ii)(B) above, a majority vote of the full Board.

          (iii) any Manager who shall be designated for removal from the Board by the Person(s) authorized to designate such Manager for election pursuant to clauses (A), (B) or (D) of Section 2(a)(ii), shall be removed from the Board;

          (iv) any vacancy on the Board created by reason of the death, removal or resignation of a Manager shall be filled by an individual designated by the Person(s) authorized to designate such Manager for election pursuant to clauses (A), (B) or (D) of Section 2(a)(ii); provided that in the event a holder or holders of Common Membership Interests loses the right to designate any Manager pursuant to either clause (A) or (B) of Section 2(a)(ii), such vacancy shall be filled in the same manner as provided with respect to the designation of an independent director pursuant to Section 2(a)(ii)(D) above (except that approval by a designee of the Trustee shall not be required if the vacancy to be filled is that of the last remaining designee of the Trustee); provided further that in the event that any time there are five or more vacancies on the Board, all such vacancies shall be filled by a majority vote of the Common Holders; and

          (v) in the event that the Chief Executive Officer of the Company, elected to the Board pursuant to Section 2(a)(ii)(C), for any reason ceases to be the Chief Executive Officer of the Company, the parties shall use their commercially reasonable efforts to cause such individual to resign or, in lieu of such resignation, to remove such individual from the Board. The new Chief Executive Officer or interim Chief Executive Officer will become a Manager on the Board upon assuming the responsibilities as Chief Executive Officer or interim Chief Executive Officer, without further action by the Board or the parties hereto.

     (b)  Chairman. By affirmative vote of a majority of the total number of Managers, the Board shall elect from among the Independent Managers elected pursuant to Section 2(a)(ii)(D) a Chairman of the Board. The Chairman shall serve in such capacity until removed by a majority of the total number of Managers.

     (c)  Board Observers. Subject to applicable law and stock exchange regulations, (1) for so long as FIM or any of its Affiliates shall directly or indirectly hold any Common Membership Interests, FIM and its Affiliates shall be entitled to appoint one non-voting observer to the Board and (2) for so long as GM or any of its Affiliates shall directly or indirectly hold any Common Membership Interests, GM and its Affiliates shall be entitled to appoint one non-voting observer to the Board. Subject to applicable law and stock exchange regulations, (i) each such non-voting observer shall have the right to attend all meetings of the Board and all committees thereof and (ii) each such non-voting observer shall receive notice of all meetings of the Board and all committees thereof and all written materials and other information (including minutes of meetings) given to Managers in connection with such meetings at the same time such materials and information are given to Managers; provided that prior to permitting any such non-voting observer access to any such meetings or any such materials or other information, such non-voting observer shall be required to execute a customary confidentiality agreement with respect to the use and treatment of confidential information. Notwithstanding the foregoing, the Company shall be permitted to exclude any such non-voting observer from meetings and from receiving certain information if, based on the advice of counsel, such exclusion is necessary to preserve the attorney-client privilege of the Company, provided that to the extent practicable the Company shall provide such non-voting observer advance written notice of any such exclusion.

     (d)  The parties hereby agree to amend, effective as of the Board Effective Date, any provision of the LLC Agreement to the extent inconsistent with any provision of this Section 2.

     (e)  Notwithstanding anything to the contrary herein, the composition of the Board of Managers is subject to the rights of the holders of the Company’s Fixed Rate Cumulative Perpetual Preferred Membership Interests, Series D-1 and Fixed Rate Cumulative Perpetual Preferred Membership Interests, Series D-2.

3. Miscellaneous.

     (a)  Amendment and Waiver. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and each of the parties hereto.

     (b)  Termination. This Agreement will automatically terminate and be of no further force or effect immediately upon the earlier to occur of (and to the extent any of the provisions of this Agreement are or have been reflected in the LLC Agreement or any amendments thereto, such provisions will similarly terminate and be of no further force or effect):

          (i)  upon completion of an initial Public Offering or, if earlier, the listing of the Common Membership Interests on the New York Stock Exchange, Nasdaq or any other national securities exchange; and

          (ii) with respect to any party hereto, including any Person who becomes a party by executing a joinder to this Agreement, when such party and its Affiliates collectively cease to own any Common Membership Interests.

     (c)  Survival; Conversion of the Company. This Agreement will survive and continue in full force in accordance with its terms in the event of a termination of the LLC Agreement or dissolution of the Company in connection with a Company Conversion, provided that in the event of any such Company Conversion, all references herein to (i) “Common Membership Interests” shall be deemed to refer to “common stock”, (ii) “Board of Managers” shall be deemed to refer to “Board of Directors”, (iii) “Manager” shall be deemed to refer to

“Director”, and (iv) any other words applicable to limited liability companies shall be deemed to refer to their comparable words applicable to corporations.

     (d)  Entire Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Letter Agreement.

     (e)  Successors and Assigns; Applicability to Trusts. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (including, for the avoidance of doubt, any successor to the Company as a result of a Company Conversion), provided that (1) no party hereto shall be permitted to assign any of its rights under this Agreement and (2) no party hereto shall be permitted to Transfer any of its of Common Membership Interests unless, with respect to this clause (2) only, (a) such Transfer is permitted by the LLC Agreement and (b) except with respect to Transfers of Common Membership Interests in a widely dispersed public offering following the earlier to occur of (A) a Company Conversion and (B) December 29, 2009, prior to such Transfer, such transferee agrees to be fully bound by the terms of this Agreement by executing a joinder to this Agreement substantially in the form attached hereto as Exhibit A. Upon establishment of the UST Trust, the Treasury hereby agrees to cause such trust to execute a joinder to this Agreement. Upon establishment of the GM Trust, GM hereby agrees to cause such trust to execute a joinder to this Agreement.

     (f)  Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     (g)  Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     (h)  Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be given when delivered personally, sent via a nationally recognized overnight courier or sent via facsimile or e-mail (with hard copy sent to the recipient by reputable overnight courier service, with proper postage prepaid) to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

If to the Company, to:

          GMAC LLC
           200 Renaissance Center
          Detroit, MI 48265
          Attention:            GMAC Corporate Secretary
           Facsimile:           (313)656-6308

          with a copy to:

           GMAC LLC
           200 Renaissance Center
           Detroit, MI 48265
           Attention:           GMAC General Counsel
           Facsimile:           (313)656-6124

           and

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019
           Attention:           David E. Shapiro
           Facsimile:           (212)403-2000

If to GM, to:

           General Motors Corporation
           300 Renaissance Center
           Detroit, Michigan 48265
           Attention:           Jeffrey Braun
           Facsimile:           (248)267-2555

           with a copy to:

           Cravath, Swaine & Moore LLP
           Worldwide Plaza
           825 Eighth Avenue
           New York, NY 10019
           Attention:      B. Robbins Kiessling, Philip A. Gelston
           Facsimile:      (212) 474-3700

If to FIM, to:

           c/o Cerberus Capital Management, L.P
           299 Park Avenue
           New York, NY 10171
           Attention:            Lenard Tessler, Seth Plattus, Mark Neporent
           Facsimile:            (212) 750-5212

           with a copy to:

           Schulte Roth & Zabel
           919 Third Avenue
           New York NY 10022
           Attention:            Alan Waldenberg, David Rosewater
           Facsimile:            (212) 593-5955

If to the Treasury, to:

           United States Department of the Treasury
           1500 Pennsylvania Avenue, NW, Room 2312
           Washington, D.C. 20220
           Attention:            Assistant General Counsel (Banking and Finance)
           Facsimile:            (202) 622-1974

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

     (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (k) Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

     (l) Jurisdiction; Venue; Service of Process. Each party hereto hereby irrevocably and unconditionally (a) agrees that any suit, action or proceeding, at law or equity, arising out of or relating to this Agreement shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such suit, action or proceeding is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such suit, action or proceeding. Each party hereto hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction to enforce judgments obtained in any suit, action or proceeding brought pursuant to this Section 3(l).

     (m) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

     (n) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (o) No Control over UST Trust or GM Trust. Each party hereto acknowledges that GM and its Affiliates will have no control over the UST Trust or the GM Trust or the actions taken by the trustees thereof with respect to the subject matter of this Agreement, and will not be able to direct or otherwise influence any such trustee with respect to the subject matter of this Agreement. For all purposes of this Agreement, (i) GM and its Affiliates shall be deemed to not own or control, directly or indirectly, any Membership Interests held by the UST Trust or the GM Trust, and (ii) both the UST Trust and the GM Trust shall be deemed to be not “Affiliates” of GM and GM’s Affiliates.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Governance Agreement as of the date first above written.

GMAC LLC

By: /s/ David C. Walker
Name: David C. Walker
Title: Group Vice President and Treasurer

FIM HOLDINGS LLC
By: Cerberus FIM Investors, LLC, its Managing Member

By: /s/ Seth P. Plattus
Name: Seth P. Plattus
Title: Authorized Signatory

UNITED STATES DEPARTMENT OF THE TREASURY

By: /s/ Neel Kashkari
Name: Neel Kashkari
Title: Interim Assistant Secretary For Financial Stability

GM FINANCE CO. HOLDINGS LLC

By: /s/ Walter G. Borst
Name: Walter G. Borst
Title: Chief Executive Officer

EXHIBIT A

FORM OF JOINDER

     This JOINDER (the “Joinder”) to the Governance Agreement (the “Agreement”), dated as of ______________ , made by and among GMAC LLC (the “Company”), FIM Holdings LLC, a Delaware limited liability company (“FIM”), GM Finance Co. Holdings LLC, a Delaware limited liability company (“GM”) and United States Department of the Treasury (the “Treasury”), is made and entered into as of _____________ by and between the Company and  ______________ (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

     WHEREAS, Holder has acquired certain Common Membership Interests of the Company (“Holder Interests”), and the Agreement and the Company requires Holder, as a holder of such interests, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

     1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a party to the Agreement for all purposes thereof.

     2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and, except with respect to transferees in a transfer of Holder Interests in a widely dispersed public offering following the earlier to occur of (1) a Company Conversion and (2) December 29, 2009, any subsequent holders of Holder Interests and the respective successors and assigns of each of them, so long as they hold any Holder Interests.

     3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Notices. For purposes of Section 3(h) of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                    [Name]
                    [Address]
                    [Facsimile Number]

     5. Governing Law. THE AGREEMENT INCLUDING THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

EXHIBIT A

     6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

     7. Jurisdiction. Each party hereto hereby irrevocably and unconditionally (a) agrees that any suit, action or proceeding, at law or equity, arising out of or relating to this Joinder shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such suit, action or proceeding is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such suit, action or proceeding. Each party hereto hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction to enforce judgments obtained in any suit, action or proceeding brought pursuant to this Section 7.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

GMAC LLC

                          By:
 Name:
Title:

[HOLDER]

                           By: